EXHIBIT 99

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                         WESTLAND DEVELOPMENT CO., INC.


     Pursuant to the provisions of the Business Corporation Act of New Mexico, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is WESTLAND DEVELOPMENT CO., INC.

SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation at the annual meeting of shareholders held on October 2, 1997, in the manner prescribed by the Business Corporation Act of New Mexico, and at such meeting voted to repeal Article III of its Articles of Incorporation and voted to replace that repealed Article with the following:

                                  ARTICLE III

     This Corporation shall have all of the powers granted to business corporations by the New Mexico Business Corporation Act (Sections 53-1 through 53-18 NMSA 1978).

THIRD: The number of issued and outstanding shares of the Corporation's common stock entitled to vote on the Amendment at the meeting that adopted the Amendment on October 2, 1997, was 802,708 shares.

FOURTH: The corporation has two classes of issued and outstanding common stock entitled to vote on the amendment, those being no par value common stock and Class B common stock. The aggregate of all such issued and outstanding shares at the time of the meeting of shareholders was 802,708. The amendment was not a matter specified by Section 53-13-3 NMSA 1979 as requiring a vote by class.

FIFTH: Of the 802,708 shares of issued and outstanding common stock entitled to vote on the amendment, 539,831 shares voted for the amendment and 56,574 shares voted against the amendment.

SIXTH: the result of this amendment had no effect on the number of authorized shares or stated capital.

IN WITNESS WHEREOF, the said WESTLAND DEVELOPMENT CO., INC. has caused this Certificate of Amendment to be signed by its President and its Secretary and its corporate seal to be affixed hereto this 2nd day of October 1997.

WESTLAND DEVELOPMENT CO., INC.

By:  Barbara Page
     -------------------------------
     Barbara Page, President and CEO


By:  David C. Armijo
     --------------------------
     David C. Armijo, Secretary


STATE OF NEW MEXICO      )
                         ) ss.
COUNTY OF BERNALILLO     )

     On October 2, 1997, personally appeared before me, a Notary Public, Barbara Page, President, and David C. Armijo, Secretary, of WESTLAND DEVELOPMENT CO., INC., a New Mexico corporation, who acknowledged that they executed the foregoing Certificate of Amendment of the Articles of Incorporation of Westland DEVELOPMENT CO., INC. and that the statements therein contained are true.

Robert S. Simon
---------------
Robert S. Simon
(Notary Public)


My commission expires May 15, 1998